Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Launch of

Proposed Public Offering of Common Stock

Irvine, CA. July 20, 2021 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”), (NASDAQ: KRUS), a fast-growing technology-enabled Japanese restaurant concept, today announced that it has commenced an underwritten public offering of shares of its Class A common stock. All shares of Class A common stock are being offered by the Company. In connection with the offering, Kura Sushi intends to grant the underwriters a 30-day option to purchase additional shares of its Class A common stock. The proposed offering is subject to market and other conditions, and there can be no assurances as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Kura Sushi intends to use the net proceeds from the proposed offering for general corporate purposes, including capital expenditures, the repayment of the indebtedness outstanding under its existing revolving credit agreement with its parent company, working capital, and other business purposes.

William Blair & Company, L.L.C. is acting as a lead book-running manager for the offering. Stephens Inc. is acting as book-running manager for the offering.

The offering is being made pursuant to an effective shelf registration statement including a base prospectus that has been filed with the Securities and Exchange Commission (the “SEC”) and declared effective and is available on the SEC website. A preliminary prospectus supplement and the accompanying base prospectus related to the offering have been filed with the SEC and are available on the SEC website. Copies of these documents may be obtained from William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by email at: prospectus@williamblair.com and Stephens Inc., Attention: Prospectus Department, 111 Center Street, Little Rock, AR 72201, by email at prospectus@stephens.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a fast-growing technology-enabled Japanese restaurant concept with 32 locations in nine states and Washington DC. The Company offers guests a distinctive dining experience by serving authentic Japanese cuisine through an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 480 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the SEC. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Fitzhugh Taylor

(657) 333-4010

investor@kurausa.com